QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68438) of OneBeacon Insurance of our report dated June 16, 2004 relating to the financial statements of the OneBeacon Insurance Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 28, 2004

QuickLinks

  Exhibit 99(b)